EXECUTION COPY










                          TRUST SUPPLEMENT No. 1998-2A

                              Dated April 21, 1998


                                     between


                            WILMINGTON TRUST COMPANY
                                   as Trustee,


                                       and


                           CONTINENTAL AIRLINES, INC.

                                       to

                          PASS THROUGH TRUST AGREEMENT
                         Dated as of September 25, 1997


                                  $105,797,000


                 Continental Airlines Pass Through Trust 1998-2A
                           6.410% Continental Airlines
                           Pass Through Certificates,
                                 Series 1998-2A

          This Trust Supplement No. 1998-2A, dated as of April 21, 1998 (herein called the "TRUST SUPPLEMENT"), between Continental Airlines, Inc., a Delaware corporation (the "COMPANY"), and Wilmington Trust Company (the "TRUSTEE"), to the Pass Through Trust Agreement, dated as of September 25, 1997, between the Company and the Trustee (the "BASIC AGREEMENT").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Basic Agreement, unlimited as to the aggregate principal amount of Certificates (unless otherwise specified herein, capitalized terms used herein without definition having the respective meanings specified in the Basic Agreement) which may be issued thereunder, has heretofore been executed and delivered;

          WHEREAS, the Company wishes to lease the eight Boeing 737-3T0 aircraft and six McDonnell Douglas MD-82 aircraft listed in Schedule I hereto (the "AIRCRAFT") from the Owner Trustee, who intends to purchase such Aircraft from the Company;

          WHEREAS, in the case of each Aircraft, the Owner Trustee, acting on behalf of the Owner Participant, will issue pursuant to an Indenture, on a non-recourse basis, Equipment Notes in order to finance a portion of its purchase price of such Aircraft;

          WHEREAS, the Trustee hereby declares the creation of this Continental Airlines Pass Through Trust 1998-2A (the "APPLICABLE TRUST") for the benefit of the Applicable Certificateholders, and the initial Applicable Certificateholders as the grantors of the Applicable Trust, by their respective acceptances of the Applicable Certificates, join in the creation of the Applicable Trust with the Trustee;

          WHEREAS, all Certificates to be issued by the Applicable Trust will evidence fractional undivided interests in the Applicable Trust and will convey no rights, benefits or interests in respect of any property other than the Trust Property;

          WHEREAS, pursuant to the terms and conditions of the Basic Agreement as supplemented by this Trust Supplement (the "AGREEMENT"), the Trustee, on behalf of the Applicable Trust, shall purchase one or more Equipment Notes having the same interest rate as, and final maturity date not later than the final Regular Distribution Date of, the Applicable Certificates issued hereunder and, subject to the Intercreditor Agreement, shall hold such Equipment Notes in trust for the benefit of the Applicable Certificateholders;

          WHEREAS, all of the conditions and requirements necessary to make this Trust Supplement, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done, performed and fulfilled, and the execution and delivery of this Trust Supplement in the form and with the terms hereof have been in all respects duly authorized;

          WHEREAS, this Trust Supplement is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions;

          NOW THEREFORE, in consideration of the premises herein, it is agreed between the Company and the Trustee as follows:


                                    ARTICLE I
                                THE CERTIFICATES

          Section 1.01. THE CERTIFICATES. There is hereby created a series of Certificates to be issued under the Agreement to be distinguished and known as "6.410% Continental Airlines Pass Through Certificates, Series 1998-2A"
(hereinafter defined as the "APPLICABLE CERTIFICATES"). Each Applicable Certificate represents a fractional undivided interest in the Applicable Trust created hereby. The Applicable Certificates shall be the only instruments evidencing a fractional undivided interest in the Applicable Trust.

          The terms and conditions applicable to the Applicable Certificates are as follows:

          (a) The aggregate principal amount of the Applicable Certificates that shall be authenticated under the Agreement (except for Applicable Certificates authenticated and delivered pursuant to Sections 3.03, 3.04 and 3.06 of the Basic Agreement) is $105,797,000.

          (b) The Cut-off Date is April 27, 1998.

          (c) The Regular Distribution Dates with respect to any payment of Scheduled Payments means April 15 and October 15 of each year, commencing on October 15, 1998, until payment of all of the Scheduled Payments to be made under the Equipment Notes has been made.

          (d) The Special Distribution Dates with respect to the Applicable Certificates means any Business Day on which a Special Payment is to be distributed pursuant to the Agreement.

          (e) (i) The Applicable Certificates shall be in the form attached hereto as Exhibit A. Any Person acquiring or accepting an Applicable Certificate or an interest therein will, by such acquisition or acceptance, be deemed to represent and warrant to and for the benefit of the Owner Participant and the Company that either (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), have not been used to purchase Applicable Certificates or an interest therein or (ii) the purchase and holding of Applicable Certificates or an interest therein is exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

               (ii) The Applicable Certificates shall be Book-Entry Certificates and shall be subject to the conditions set forth in the Letter of Representations between the Company and the Clearing Agency attached hereto as Exhibit B.

          (f) The Equipment Notes to be acquired and held in the Applicable Trust are the Equipment Notes described in each of the Indentures bearing interest at a rate that is the same as the designated rates for the Applicable Certificates, the related Aircraft are as described in Schedule I to this Trust Supplement, the "Participation Agreements" as defined in this Trust Supplement are the "Note Purchase Agreements" referred to in the Basic Agreement, and the "Indentures" and "Leases" are, collectively, the "Trust Indenture" and "Lease" (as defined in each of the Participation Agreements), respectively.

          (g) The Applicable Certificates are subject to the Intercreditor Agreement.

          (h) The Applicable Certificates will have the benefit of the Liquidity Facility.

          (i) Except as contemplated by Section 2.02(b) of the Basic Agreement, there will be no deposit agreement or other arrangement prior to the delivery of the Aircraft.

          (j) The Responsible Party is the Company.

          (k) The "final expiration date" for the Applicable Trust is one hundred (110) years following the Issuance Date, and the "minimum" and "maximum" number of days for purposes of Section 11.01 of the Basic Agreement are 15 and 60 days, respectively.

          (l) The date referred to in clause (i) of the definition of the term "PTC Event of Default" in the Basic Agreement is the Final Maturity Date.

          (m) The particular "sections of the Note Purchase Agreements," for purposes of clause (3) of Section 7.07 of the Basic Agreement, are Section
     9.1 of each Participation Agreement.


                                   ARTICLE II
                                   DEFINITIONS

          Section 2.01. DEFINITIONS. For all purposes of the Basic Agreement as supplemented by this Trust Supplement, the following capitalized terms have the following meanings (any term used herein which is defined in both this Trust Supplement and the Basic Agreement shall have the meaning assigned thereto in this Trust Supplement for purposes of the Basic Agreement as supplemented by this Trust Supplement):

          AGREEMENT: Has the meaning specified in the recitals hereto.

          AIRCRAFT: Has the meaning specified in the recitals hereto.

          APPLICABLE CERTIFICATE: Has the meaning specified in Section 1.01 of this Trust Supplement.

          APPLICABLE CERTIFICATEHOLDER: Means the Person in whose name an Applicable Certificate is registered on the Register for the Applicable Certificates.

          APPLICABLE TRUST: Has the meaning specified in the recitals hereto.

          BASIC AGREEMENT: Has the meaning specified in the first paragraph of this Trust Supplement.

          BOEING: Means The Boeing Company.

          BUSINESS DAY: Means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, Salt Lake City, Utah or, so long as any Applicable Certificate is Outstanding, the city and state in which the Trustee or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

          COMPANY: Has the meaning specified in the first paragraph of this Trust Supplement.

          DISTRIBUTION DATE: Means any Regular Distribution Date or Special Distribution Date as the context requires.

          FINAL MATURITY DATE: Means October 15, 2008.

          INTERCREDITOR AGREEMENT: Means the Intercreditor Agreement dated as of April 21, 1998 among the Trustee, the Other Trustees, the Liquidity Provider, the liquidity providers relating to the Certificates issued under (and as defined in) each of the Other Agreements, and Wilmington Trust Company, as Subordination Agent and as trustee thereunder, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

          ISSUANCE DATE: Means April 21, 1998.

          LIQUIDITY FACILITY: Means, initially, the Revolving Credit Agreement dated as of April 21, 1998 relating to the Applicable Certificates, between the Liquidity Provider and Wilmington Trust Company as Subordination Agent, as agent and trustee for the Applicable Trust, and, from and after the replacement of such agreement pursuant to the Intercreditor Agreement, the replacement liquidity facility therefor, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

          LIQUIDITY PROVIDER: Means, initially, Westdeutsche Landesbank Girozentrale, acting through its New York Branch, and any replacements or successors therefor appointed in accordance with the Intercreditor Agreement.

          OTHER TRUSTEES: Means the trustees under the Other Agreements, and any successor or other trustee appointed as provided therein.

          OTHER TRUSTS: Means the Continental Airlines Pass Through Trust 1998-2B and the Continental Airlines Pass Through Trust 1998-2C, each created on the date hereof.

          OWNER  TRUSTEE'S   PURCHASE   AGREEMENTS:   Means  the   Participation
     Agreements.

          PARTICIPATION AGREEMENTS: Means each of the fourteen separate Participation Agreements relating to the Aircraft dated the date hereof, among the Company, the Trustee, the Other Trustees, the relevant Loan Trustee and the Subordination Agent providing for, among other things, the purchase of Equipment Notes by the Trustee on behalf of the Trust, as the same may be amended, supplemented or otherwise modified in accordance with its terms.

          TRUST SUPPLEMENT: Has the meaning specified in the first paragraph of this trust supplement.


                                   ARTICLE III
                                     DEFAULT


          Section 3.01. PURCHASE RIGHTS OF CERTIFICATEHOLDERS. (a) By acceptance of its Applicable Certificate, each Applicable Certificateholder agrees that at any time after the occurrence and during the continuation of a Triggering Event,

               (i) each Class B Certificateholder shall have the right to purchase all, but not less than all, of the Applicable Certificates upon ten days' written notice to the Trustee and each other Class B Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class B Certificateholder notifies such purchasing Class B Certificateholder that such other Class B Certificateholder wants to participate in such purchase, then such other Class B Certificateholder may join with the purchasing Class B Certificateholder to purchase all, but not less than all, of the Applicable Certificates pro rata based on the Fractional Undivided Interest in the Class B Trust held by each such Class B Certificateholder and (B) if prior to the end of such ten-day period any other Class B Certificateholder fails to notify the purchasing Class B Certificateholder of such other Class B Certificateholder's desire to participate in such a purchase, then such other Class B Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 3.01(a); and

               (ii) each Class C Certificateholder shall have the right (which shall not expire upon any purchase of the Applicable Certificates pursuant to clause (i) above) to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates upon ten days' written notice to the Trustee, the Class B Trustee and each other Class C Certificateholder, PROVIDED that (A) if prior to the end of such ten-day period any other Class C Certificateholder notifies such purchasing Class C Certificateholder that such other Class C Certificateholder wants to participate in such purchase, then such other Class C Certificateholder may join with the purchasing Class C Certificateholder to purchase all, but not less than all, of the Applicable Certificates and the Class B Certificates pro rata based on the Fractional Undivided Interest in the Class C Trust held by each such Class C Certificateholder and (B) if prior to the end of such ten-day period any other Class C Certificateholder fails to notify the purchasing Class C Certificateholder of such other Class C Certificateholder's desire to participate in such a purchase, then such other Class C Certificateholder shall lose its right to purchase the Applicable Certificates pursuant to this Section 3.01(a).

          As used in this Section 3.01(a) and elsewhere in this Trust Supplement, the terms "Class B Certificate", "Class B Certificateholder", "Class B Trust", "Class B Trustee", "Class C Certificate", "Class C Certificateholder", "Class C Trust" and "Class C Trustee", shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

          (b) For purposes of the Agreement, the following sentence supersedes and replaces the fourth sentence of Section 6.01(b) of the Basic Agreement:

          By acceptance of its Certificate, each Certificateholder (each, a "SELLING CERTIFICATEHOLDER" and, collectively, the "SELLING CERTIFICATEHOLDERS") of a series that is subject to purchase by Potential Purchasers, all as set forth in the Trust Supplement applicable to the Certificates held by the Selling Certificateholders, agrees that, at any time after the occurrence and during the continuance of a Triggering Event, it will, upon payment of the purchase price specified herein by one or more Purchasing Certificateholders, forthwith sell, assign, transfer and convey to such Purchasing Certificateholder (without recourse, representation or warranty of any kind except for its own acts), all of the right, title, interest and obligation of such Selling Certificateholder in this Agreement, any related Intercreditor Agreement, the related Liquidity Facility, the related Note Documents and all Certificates of such series held by such Selling Certificateholder (subject to the first proviso in the second sentence of this paragraph and excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the Purchasing Certificateholder shall assume all of such Selling Certificateholder's obligations under this Agreement, any related Intercreditor Agreement, the related Liquidity Facility and the related Note Documents.

                                   ARTICLE IV
                                   THE TRUSTEE

          Section 4.01. DELIVERY OF DOCUMENTS; DELIVERY DATES. (a) The Trustee is hereby directed (i) to execute and deliver the Intercreditor Agreement and each of the Participation Agreements on or prior to the Issuance Date, each in the form delivered to the Trustee by the Company and (ii) subject to the respective terms thereof, to perform its obligations thereunder. The provisions of this Section 4.01(a) supplement and do not supersede the provisions of
Section 2.02(a) of the Basic Agreement.

          (b) The Trustee acknowledges its acceptance of all right, title and interest in and to the Trust Property to be acquired pursuant to Section 2.02 of the Basic Agreement, Section 4.01(a) of this Trust Supplement and each Participation Agreement, and declares that it holds and will hold such right, title and interest for the benefit of all present and future Applicable
Certificateholders, upon the trusts set forth in this Agreement. By its acceptance of an Applicable Certificate, each initial Applicable Certificateholder, as a grantor of the Applicable Trust, joins with the Trustee in the creation of the Applicable Trust.

          Section 4.02. THE TRUSTEE. (a) Subject to Section 4.03 of this Trust Supplement and Section 7.15 of the Basic Agreement, the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Trust Supplement or the due execution hereof by the Company (other than the Trustee), or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company, except that the Trustee hereby represents and warrants that each of this Trust Supplement, the Basic Agreement, each Applicable Certificate and the Intercreditor Agreement has been executed and delivered by one of its officers who is duly authorized to execute and deliver such document on its behalf.

          (b) Except as herein otherwise provided and except during the continuance of an Event of Default in respect of the Applicable Trust created hereby, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Trust Supplement other than as set forth in the Agreement, and this Trust Supplement is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Agreement, as fully to all intents as if the same were herein set forth at length.

          Section 4.03. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants that:

          (a) the Trustee has full power, authority and legal right to execute, deliver and perform this Trust Supplement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Supplement;

          (b) the execution, delivery and performance by the Trustee of this Trust Supplement (i) will not violate any provision of any United States federal law or the law of the state of the United States where it is located governing the banking and trust powers of the Trustee or any order, writ, judgment, or decree of any court, arbitrator or governmental authority applicable to the Trustee or any of its assets, (ii) will not violate any provision of the articles of association or by-laws of the Trustee, and (iii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have an adverse effect on the Trustee's performance or ability to perform its duties hereunder or thereunder or on the transactions contemplated herein or therein;

          (c) the execution, delivery and performance by the Trustee of this Trust Supplement will not require the authorization, consent, or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency of the United States or the state of the United States where it is located regulating the banking and corporate trust activities of the Trustee; and

          (d) this Trust Supplement has been duly executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee, enforceable against it in accordance with its terms; PROVIDED, HOWEVER, that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and (ii) general principles of equity.

          Section 4.04. TRUSTEE LIENS. The Trustee in its individual capacity agrees, in addition to the agreements contained in Section 7.17 of the Basic Agreement, that it will at its own cost and expense promptly take any action as may be necessary to duly discharge and satisfy in full any Trustee's Liens on or with respect to the Trust Property which is attributable to the Trustee in its individual capacity and which is unrelated to the transactions contemplated by the Intercreditor Agreement.


                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

          Section 5.01. BASIC AGREEMENT RATIFIED. Except and so far as herein expressly provided, all of the provisions, terms and conditions of the Basic Agreement are in all respects ratified and confirmed; and the Basic Agreement and this Trust Supplement shall be taken, read and construed as one and the same instrument.

          SECTION 5.02. GOVERNING LAW. THIS AGREEMENT AND THE APPLICABLE CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 5.03. EXECUTION IN COUNTERPARTS. This Trust Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

          Section 5.04. INTENTION OF PARTIES. The parties hereto intend that the Applicable Trust be classified for U.S. federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, and not as a trust or association taxable as a corporation or as a partnership. Each Applicable Certificateholder and Investor, by its acceptance of its Applicable Certificate or a beneficial interest therein, agrees to treat the Applicable Trust as a grantor trust for all U.S. federal, state and local income tax purposes. The powers granted and obligations undertaken pursuant to the Agreement shall be so construed so as to further such intent.

          IN WITNESS WHEREOF, the Company and the Trustee have caused this Trust Supplement to be duly executed by their respective officers thereto duly authorized, as of the day and year first written above.

                                       CONTINENTAL AIRLINES, INC.



                                       By:______________________________________
                                          Name:  Gerald Laderman
                                          Title: Vice President



                                       WILMINGTON TRUST COMPANY, as Trustee



                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A
                                    ---------

                               FORM OF CERTIFICATE

Certificate
No. _________

          [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch the registered owner hereof, Cede & Co., has an interest herein.]*



                 CONTINENTAL AIRLINES PASS THROUGH TRUST 1998-2A

      6.410% Continental Airlines Pass Through Certificate, Series 1998-2A
                          Issuance Date: April 21, 1998

                      Final Maturity Date: October 15, 2008

             Evidencing A Fractional Undivided Interest In The Continental Airlines Pass Through Trust 1998-2A, The Property Of Which Includes Certain Equipment Notes Each Secured By An Aircraft Leased To Or Owned By Continental Airlines, Inc.


                   $__________ Fractional Undivided Interest representing .000945206% of the Trust per $1,000 face amount


          THIS CERTIFIES THAT _________________________, for value received, is the registered owner of a $__________ (_________________________________
dollars) Fractional Undivided Interest in the Continental Airlines Pass Through Trust 1998-2A (the "TRUST") created by Wilmington Trust Company, as trustee (the "TRUSTEE"), pursuant to a Pass Through Trust Agreement, dated as of September 25, 1997 (the "BASIC AGREEMENT"), between the Trustee and Continental Airlines, Inc., a Delaware corporation (the "Company"), as supplemented by Trust Supplement No. 1998-2A thereto, dated as of

-------------------

* This legend to appear on Book-Entry Certificates to be deposited with the Depository Trust Company.

April 21, 1998 (the "Trust Supplement" and, together with the Basic Agreement, the "AGREEMENT"), between the Trustee and the Company, a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement. This Certificate is one of the duly authorized Certificates designated as "6.410% Continental Airlines Pass Through Certificates, Series 1998-2A" (herein called the "CERTIFICATES"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement. By virtue of its acceptance hereof, the holder of this Certificate (the "CERTIFICATEHOLDER" and, together with all other holders of Certificates issued by the Trust, the "CERTIFICATEHOLDERS") assents to and agrees to be bound by the provisions of the Agreement and the Intercreditor Agreement. The property of the Trust includes certain Equipment Notes and all rights of the Trust to receive payments under the Intercreditor Agreement and any Liquidity Facilities (the "TRUST PROPERTY"). Each issue of the Equipment Notes is secured by, among other things, a security interest in an Aircraft leased to the Company.

          The Certificates represent Fractional Undivided Interests in the Trust and the Trust Property and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of the Basic Agreement for any other series of certificates issued pursuant thereto.

          Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, from funds then available to the Trustee, there will be distributed on each April 15 and October 15 (a "REGULAR DISTRIBUTION DATE") commencing October 15, 1998, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Regular Distribution Date, an amount in respect of the Scheduled Payments on the Equipment Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Agreement and the Intercreditor Agreement, in the event that Special Payments on the Equipment Notes are received by the Trustee, from funds then available to the Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Certificate is registered at the close of business on the 15th day preceding the Special Distribution Date, an amount in respect of such Special Payments on the Equipment Notes, the receipt of which has been confirmed by the Trustee, equal to the product of the percentage interest in the Trust evidenced by this Certificate and an amount equal to the sum of such Special Payments so received. If a Regular Distribution Date or Special Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Regular Distribution Date or Special Distribution Date and no interest shall accrue during the intervening period. The Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Certificate.

          Distributions on this Certificate will be made by the Trustee by check mailed to the Person entitled thereto, without presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer. Except as otherwise provided in the Agreement and notwithstanding the above, the final distribution on this Certificate will be made after notice mailed by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency of the Trustee specified in such notice.

          The Certificates do not represent a direct obligation of, or an obligation guaranteed by, or an interest in, the Company or the Trustee or any affiliate thereof. The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Agreement. All payments or distributions made to Certificateholders under the Agreement shall be made only from the Trust Property and only to the extent that the Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Agreement. Each Certificateholder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Agreement. This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Agreement may be examined during normal business hours at the principal office of the Trustee, and at such other places, if any, designated by the Trustee, by any Certificateholder upon request.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Agreement at any time by the Company and the Trustee with the consent of the Certificateholders holding Certificates evidencing Fractional Undivided Interests aggregating not less than a majority in interest in the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

          As provided in the Agreement and subject to certain limitations set forth therein, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in its capacity as Registrar, or by any successor Registrar, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Registrar, duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Trust will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof except that one Certificate may be issued in a different denomination. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new

Certificates   of  authorized   denominations   evidencing  the  same  aggregate
Fractional   Undivided   Interest   in   the   Trust,   as   requested   by  the
Certificateholder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          Each Certificateholder and Investor, by its acceptance of this Certificate or a beneficial interest herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

          The Trustee, the Registrar, and any agent of the Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

          The obligations and responsibilities created by the Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Agreement and the disposition of all property held as part of the Trust Property.

          Any Person acquiring or accepting this Certificate or an interest herein will, by such acquisition or acceptance, be deemed to have represented and warranted to and for the benefit of each Owner Participant and the Company that either: (i) the assets of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), have not been used to purchase this Certificate or an interest herein or (ii) the purchase and holding of this Certificate or an interest herein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

          THE AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       CONTINENTAL AIRLINES PASS THROUGH TRUST
                                       1998-2A

                                       By:  WILMINGTON TRUST COMPANY, as Trustee



                                       By:______________________________________
                                          Name:
                                          Title:

               FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Agreement.



                                       WILMINGTON TRUST COMPANY, as Trustee



                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT B
                                    ---------

                         [DTC Letter of Representations]

                                   SCHEDULE I
                                   ----------


                                                               AIRCRAFT
                                                               --------
AIRCRAFT TYPE                                            REGISTRATION NUMBER
-------------                                            -------------------
Boeing 737-3T0                                                  N14336
Boeing 737-3T0                                                  N14337
Boeing 737-3T0                                                  N59338
Boeing 737-3T0                                                  N14341
Boeing 737-3T0                                                  N14342
Boeing 737-3T0                                                  N39343
Boeing 737-3T0                                                  N17344
Boeing 737-3T0                                                  N17345
McDonnell Douglas MD-82                                         N72821
McDonnell Douglas MD-82                                         N76823
McDonnell Douglas MD-82                                         N72829
McDonnell Douglas MD-82                                         N72830
McDonnell Douglas MD-82                                         N57837
McDonnell Douglas MD-82                                         N34838
